SPECIAL POWER OF ATTORNEY AND

REVOCATION OF SPECIAL POWER OF ATTORNEY

The undersigned is an officer and/or director of Reliance Steel & Aluminum Co., a California corporation (“Reliance”), and hereby makes, constitutes and appoints each of Karla Lewis, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary of Reliance, and William A. Smith II, Vice President, General Counsel and Corporate Secretary of Reliance, or either of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution for each of them in any and all capacities to:

(1)
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) or any rule or regulation of the SEC;

(2)
prepare and execute any Form 3, 4 or 5 or any similar report, or any amendment thereof, for and on behalf of the undersigned, to report the undersigned’s beneficial ownership of Reliance securities or any changes in such beneficial ownership of Reliance securities and to timely file any such report or amendment with the SEC and the New York Stock Exchange or any other appropriate regulatory agency, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue of this Special Power of Attorney; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Special Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Reliance assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Act.

This Special Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Reliance, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The undersigned hereby revokes, cancels and makes void the Special Power of Attorney executed on October 16, 2002 and all prior Special Powers of Attorney granted to Kay Rustand in connection with the foregoing subject matter. Nothing herein shall affect any actions taken prior to the date hereof by Kay Rustand as an attorney-in-fact appointed thereby. This revocation of Special Power of Attorney shall be conclusive for all purposes, from the date of execution as set forth below.

IN WITNESS WHEREOF, the undersigned has executed this Special Power of Attorney and Revocation of Special Power of Attorney in California on July 23, 2013.

/s/ Dogulas M. Hayes__________________________
Name: Douglas M. Hayes